UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A

Amendment No. 1 to

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TIER TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3145844
(State of Incorporation or Organization)	(IRS Employer Identification No.)

10780 Parkridge Blvd., 4th Floor Reston, Virginia	20191
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 par value per share (including associated Series A Junior Participating Preferred Stock Purchase Rights)	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  000-23195

Securities to be registered pursuant to Section 12(g) of the Act:None

AMENDMENT NO. 1 TO FORM 8-A

The undersigned Registrant hereby amends the following Items, exhibits or other portions of its Registration Statement on Form 8-A dated May 16, 2007, as set forth in the pages attached hereto.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Item 1 of the Form 8-A dated May 16, 2007 filed by Tier Technologies, Inc. (the “Company”) is hereby amended as follows:

On July 12, 2007, the Company amended the Rights Agreement, dated January 10, 2006, between the Company and American Stock Transfer and Trust Company, as Rights Agent (the “Rights Agreement”), by entering into a First Amendment to the Rights Agreement (the “Amendment”).

Pursuant to the Amendment, the definition of “Acquiring Person” set forth in Section 1(a) of the Rights Agreement has been amended to increase the beneficial ownership threshold from 10% to 15%.  In addition, a conforming change has been made to Section 3(a) of the Rights Agreement by replacing the figure “10%” in that Section with the figure “15%”.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TIER TECHNOLOGIES, INC.
Date: July12, 2007	By: /s/ David E. Fountain David E. Fountain Chief Financial Officer